UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	June 20, 2007

STAAR Surgical Company
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	0-11634	95-3797439
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1911 Walker Ave, Monrovia, California		91016
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	626-303-7902

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.02 Termination of a Material Definitive Agreement.

On June 20, 2007, STAAR Surgical Company repaid all of its indebtedness to Broadwood Partners, L.P. ("Broadwood") under the Promissory Note that the Company and Broadwood entered into on March 21, 2007. The Company repaid the $4 million principal and paid the $98,630.14 accrued interest on the Promissory Note out of a portion of the $16.9 million net proceeds of the public offering of common stock that the Company completed on May 1, 2007, in accordance with the intended use of proceeds described by the Company at that time. Pursuant to the terms of the Promissory Note, STAAR paid no penalty for early repayment and will not issue any additional warrants to Broadwood in connection with the Promissory Note. The warrant issued to Broadwood on March 21, 2007 will remain outstanding, giving Broadwood the right to purchase up to 70,000 shares of the Company’s common stock at a purchase price of $6 per share until March 21, 2013.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STAAR Surgical Company

June 20, 2007	By:	/s/ Deborah Andrews

Name: Deborah Andrews
Title: Vice President and Chief Financial Officer